                                                                    EXHIBIT 99.2

                              JOINT FILER INFORMATION

Item                          Information

Name:                         Wells Fargo Municipal Capital Strategies, LLC

Address:                      30 Hudson Yards
                              New York, New York 10001

Date of Event Requiring       February 16, 2021
Statement (Month/Day/Year):

Issuer Name and Ticker or     Pioneer Municipal High Income Trust [MHI]
Trading Symbol:

Relationship of Reporting     10% Owner
Person(s) to Issuer:

If Amendment, Date Original   Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group     Form filed by More than One Reporting Person
Filing:

Signature:                    WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                By: /s/ Alejandro Piekarewicz
                                    --------------------------------------
                                Name: Alejandro Piekarewicz
                                Title: Vice President
                                Date: February 18, 2021